Exhibit 23.1

             INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in these Post-Effective Amendments No. 1 to the
Registration Statements (Registration Nos. 33-43952, 33-
58584, 33-70666, 33-81902 and 333-948) of ShopKo
Stores, Inc. on Form S-8 of our report dated March 12,
1998, appearing in the Transition Report on Form 10-K of ShopKo Stores, Inc. and Subsidiaries for the transition period (49 weeks) ended January 31, 1998.


/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
May 20, 1998